UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2016

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25203	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 3500, Ft. Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

OmniComm Systems, Inc. (the “Company”, “we”, or “our”) held its Annual Meeting of Stockholders in Fort Lauderdale, Florida on June 16, 2016.  Stockholders voted on the following four proposals, which are described in detail in the Company’s proxy statement dated April 29, 2016:

1.

To elect five Directors to the Board of Directors to serve for terms expiring immediately following the Company’s annual stockholder’s meeting in 2017 and until their respective successors are duly elected and qualified.

2.	To ratify the appointment of Liggett & Webb P.A., as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

3.	To approve the adoption of the OmniComm Systems, Inc. 2016 Equity Incentive Plan.

4.	To approve the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 250 million to 500 million shares.

With a majority of the outstanding shares voting either by proxy or in person, our stockholders approved all four proposals, with voting as follows:

Proposal 1:

Election of Directors

	For	Withheld

Randall G. Smith	186,696,014	12,611,242

Cornelis F. Wit	187,224,251	12,579,748

Robert C. Schweitzer	187,213,578	12,590,421

Dr. Adam F. Cohen	186,696,014	12,611,242

Dr. Gary A. Shangold	187,224,251	12,579,748

Proposal 2:

To ratify the appointment of Liggett & Webb P.A., as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain

203,014,970	5,000	7,324,929

Proposal 3:

To approve the adoption of the OmniComm Systems, Inc. 2016 Equity Incentive Plan.

For	Against	Abstain

193,152,450	372,644	6,278,905

Proposal 4:

To approve the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 250 million to 500 million shares.

Class of Security	For	Against	Abstain

All voting securities	202,191,146	466,331	7,324,929

Common shares, voting as a separate class	102,191,146	466,331	7,324,929

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

Date: June 21, 2016	By:	/s/ Thomas E. Vickers
Thomas E. Vickers
Chief Accounting and Financial Officer